UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 8, 2013

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01.	Financial Statements and Exhibits

SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1	Unified Grocers, Inc. Long-Term Incentive Plan
EXHIBIT 99.2	Unified Grocers, Inc. Supplemental Executive Retirement Plan
EXHIBIT 99.3	Unified Grocers, Inc. Executive Insurance Plan Amended and Restated Split Dollar Agreement

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Overview

On May 8, 2013 at a meeting of the Board of Directors (the “Board”) of Unified Grocers, Inc. (the “Company”), the Board approved (i) the compensation terms for Robert M. Ling, Jr., the Company’s new President and Chief Executive Officer; (ii) a new Long-Term Incentive Plan (“LTIP”) for senior management; (iii) a new Supplemental Executive Retirement Plan (“SERP”) for officers; and (iv) an Amended and Restated Split-Dollar Agreement for the Company’s Executive Insurance Plan (the “EIP”) that changes the life insurance benefits payable to certain officers.

President and Chief Executive Officer Compensation

On May 1, 2013, Robert M. Ling, Jr. became the Company’s President and Chief Executive Officer pursuant to the Board’s appointment on February 20, 2013. At its May 8, 2013 meeting, the Board approved the following changes to Mr. Ling’s compensation:

1.	Base Salary: Increased to $750,000 per year, starting May 1, 2013.

2.	Bonus: Old bonus prorated for fiscal 2013 through April 30, 2013. New bonus prorated from May 1, 2013 to the end of fiscal 2013, with a bonus target percentage of 100% of base salary. Bonus calculation and performance thresholds remain as disclosed in the Company’s Proxy Statement on Form 14A, dated January 7, 2013 (the “Proxy Statement”), for the Annual Meeting of Shareholders held on February 20, 2013.

3.	LTIP: Total of 15,200 appreciation units to be awarded for fiscal 2013 (the same number as he would have been awarded had Mr. Ling been Chief Executive Officer at the start of fiscal 2013). See description of LTIP below.

4.	Benefits and Company Contributions. Continued participation in the Company’s Executive Salary Protection Plan (“ESPP”) (subject to the eligibility provisions thereof having been frozen on September 30, 2012), Sheltered Savings Plan adopted pursuant to Section 401(k) of the Internal Revenue Code, Amended and Restated Deferred Compensation Plan, executive medical reimbursement plan, officer retiree medical plan and other officer benefits, including disability and life insurance, as described in the Proxy Statement. Mr. Ling will participate in the new SERP with a 30% contribution percentage based on his new level of compensation. See description of SERP below.

Unified Grocers, Inc. Long-Term Incentive Plan

The Board adopted the LTIP, to be effective as of June 1, 2013, to align senior management’s interests with those of shareholders by linking compensation to the long-term financial success of and value creation at the Company, provide a balance to the short-term focus of the annual cash bonuses and help the Company attract and retain executive talent by making the Company’s total compensation offerings to officers more competitive. Under the LTIP, each year, eligible officers will receive appreciation units (“Units”). The President and Chief Executive Officer and Executive and Senior Vice Presidents are eligible to receive Units. Vice Presidents of the Company may be awarded Units at the discretion of the Compensation Committee.

Under the LTIP, each Unit will have a value equal to the increase, or appreciation, in the Company’s exchange value per share for a share of the Class A or Class B stock of the Company, plus cumulative cooperative patronage dividends, cash dividends and non-allocated retained earnings attributable to such share over the vesting period of the Units. The Units will vest in equal monthly installments over a period of four fiscal years (the “Performance Cycle”) and be paid out at the end of the Performance Cycle. For example, the Units awarded for fiscal 2013 will vest over the Performance Cycle starting on September 30, 2012 and ending on October 1, 2016 and be paid out shortly thereafter, subject to the review and approval of the Compensation Committee and deferral elections of participants.

The LTIP provides that in the event of an officer’s termination, (i) if such termination is voluntary by an officer with less than four years of service as an officer of the Company or is by the Company for cause, all outstanding Units for active Performance Cycles (i.e., Performance Cycle that has not ended) will be forfeited, and (ii) if such termination is voluntary by an officer with more than four years of service as an officer of the Company, is for death or disability of an officer or is by the Company without cause, Units awarded for active Performance Cycles will vest only as to the number of full months worked during such Performance Cycles and payment for such vested Units shall be made following the end of such Performance Cycles, subject to compliance with non-competition restrictions. In the event of a change in control of the Company, all unvested Units will immediately vest in full and be paid out based on the exchange value per share upon the closing of the change in control transaction.

A total of 34,200 Units will be awarded under the LTIP for fiscal 2013, distributed as follows:

•	15,200 Units to Mr. Ling (the same number as he would have been awarded had Mr. Ling been Chief Executive Officer at the start of fiscal 2013);

•	3,800 Units to Richard J. Martin, the Company’s Executive Vice President, Finance and Administration and Chief Financial Officer;

•	1,900 Units each to Joseph L. Falvey, the Company’s Senior Vice President and President, Market Centre, and five other senior vice presidents (total of 11,400 Units); and

•	950 Units each to four vice presidents (total of 3,800 Units).

For additional information on the LTIP, please refer to the description in the Proxy Statement and the LTIP documents filed herewith, which are incorporated herein by reference.

Unified Grocers, Inc. Supplemental Executive Retirement Plan

The Board adopted the SERP, to be effective as of June 1, 2013, to provide supplemental post-termination retirement income to officers of the Company based on defined contributions made to the plan during the course of service as an officer of the Company. The SERP replaces the Company’s Executive Salary Protection Plan, as amended (the “ESPP”), the eligibility provisions of which were frozen on September 30, 2012 (the “ESPP Freeze”). For additional information on the ESPP Freeze, please refer to the description in the Proxy Statement.

The SERP is a non-qualified defined contribution type plan under which benefits are derived from an account balance for each participating officer. The account balance will be credited each year with a notional Company contribution based on the officer’s compensation, calculated as base salary plus bonus, earned during a fiscal year and the officer’s executive level at the end of the fiscal year. Plan participants may select from a variety of investment options concerning how the contribution is invested similar to the Company’s non-qualified deferred compensation plan.

Company contributions to the SERP for each participating officer will be based on a percentage of the officer’s compensation for the fiscal year, with the percentage dependent upon the officer’s position within the Company at the end of a fiscal year. The following table sets forth the contribution percentages for fiscal years in which the SERP is in effect for the entire fiscal year.

Executive Level	Contribution Percentage

Chief Executive Officer	30%

Executive Vice President	20%

Senior Vice President	15%

Vice President	10%

For fiscal 2013, as the SERP will be in effect for only the last one-third of the fiscal year, the contribution percentages are three times those set above applied to the officer’s compensation for the last one-third of the fiscal year. The effect is to provide an officer the applicable contribution level set forth above on a full year’s compensation at the compensation rate in effect during the last four months of fiscal 2013.

Upon termination of employment or death, the participant’s vested account balance will be payable over a period of from 5 to 15 years, or immediately following a change in control, as elected by the participant upon entry into the plan. Vesting is based on years of service as an officer at the rate of 20% per year. After 5 years of service as an officer or following a change in control, the account will be 100% vested. An account may be forfeited in the event a participant is terminated for cause or engages in activity in competition with the Company.

For additional information on the SERP, please refer to the description in the Proxy Statement and the SERP documents filed herewith, which are incorporated herein by reference.

Unified Grocers, Inc. Executive Insurance Plan Amended and Restated Split-Dollar Agreement

The EIP amendment replaces the Company’s current whole life insurance policy for covered active officers as of the EIP amendment effective date of June 1, 2013. The covered active officers under the current whole life insurance policy are persons who were active officers as of both the start of fiscal 2013 and as of June 1, 2013. Persons who were covered by the whole life insurance policy and retired before June 1, 2013 are unaffected by the amendment. For covered active officers, the existing whole life insurance policy is replaced with a new life insurance policy that provides a fixed benefit amount, payable upon the participant’s death to their designated beneficiaries, based on such participant’s position with the company as of June 1, 2013: $1,000,000 for the chief executive officer, $500,000 for executive vice president, $400,000 for senior vice presidents and $300,000 for vice presidents.

Exhibits – Incorporation by Reference

Copies of the LTIP, SERP, and EIP amendment are attached hereto as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3. The foregoing descriptions of the LTIP, SERP, and EIP do not purport to be complete and are qualified in their entirety by reference to the exhibits.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Unified Grocers, Inc. Long-Term Incentive Plan.
99.2	Unified Grocers, Inc. Supplemental Executive Retirement Plan
99.3	Unified Grocers, Inc. Executive Insurance Plan Amended and Restated Split Dollar Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2013	UNIFIED GROCERS, INC.

	By	/s/ Robert M. Ling, Jr.
Robert M. Ling, Jr. President and Chief Executive Officer